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                                  Exhibit 10.51

September 8, 2003

Epimmune Inc.
5820 Nancy Ridge Drive
San Diego, California 92121

To the Board of Directors of Epimmune Inc.:

In consideration of the option grant to purchase 500,000 shares of Common Stock of Epimmune Inc. (the "COMPANY") being granted to me by the Compensation Committee of the Board of Directors of the Company on the date hereof, I hereby agree to terminate the amendment to my letter agreement dated June 20, 2003, pursuant to which I would otherwise be entitled to an incentive bonus upon the terms described in such amendment. This letter shall not modify in any way the terms of the Letter Agreement between the Company and me dated January 16, 2001 regarding my employment terms with the Company.

 /s/ Emile Loria
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Dr. Emile Loria

ACKNOWLEDGED AND AGREED:

EPIMMUNE INC.

 /s/ Howard E. Greene, Jr.
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Howard E. Greene, Jr.
Chairman of the Board of Directors

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